     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 2000


                                                      REGISTRATION NO. 333-31102
--------------------------------------------------------------------------------
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 2

                                       TO
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                   ePLUS INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      DELAWARE                                            54-1817218
          (STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
           INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)

                              400 HERNDON PARKWAY
                            HERNDON, VIRGINIA 20170
                                 (703) 834-5710
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF THE
                     COMPANY'S PRINCIPAL EXECUTIVE OFFICES)

                              STEVEN J. MENCARINI
                            CHIEF FINANCIAL OFFICER
                                   ePLUS INC.
                              400 HERNDON PARKWAY
                            HERNDON, VIRGINIA 20170
                                 (703) 834-5710
(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                               AGENT FOR SERVICE)

                                   COPIES TO:

                JONATHAN H. TALCOTT                                   RICHARD J. SANDLER
                 ALSTON & BIRD LLP                                  DAVIS POLK & WARDWELL
           601 PENNSYLVANIA AVENUE, N.W.                             450 LEXINGTON AVENUE
             NORTH BUILDING, 11TH FLOOR                            NEW YORK, NEW YORK 10017
               WASHINGTON, D.C. 20004                               PHONE: (212) 450-4000
               PHONE: (202) 756-3300                              FACSIMILE: (212) 450-4800
             FACSIMILE: (202) 756-3333

                            ------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
 As soon as practicable after the effectiveness of the Registration Statement.
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ________________
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are as follows:

SEC filing fee..............................................   $ 22,296
NASD filing fee.............................................      8,945
Nasdaq listing fee..........................................     17,500
Blue sky fees and expenses..................................     10,000
Transfer agent expenses and fees............................      1,500
Printing and engraving......................................     70,000
Accounting fees and expenses................................    125,000
Legal fees and expenses.....................................    200,000
Liability insurance premium.................................    100,000
Miscellaneous expenses......................................      5,000
          Total.............................................   $560,241

All of the fees and expenses set forth above will be paid by ePlus. Other than the SEC filing fee and the NASD filing fee, all fees and expenses are estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Ninth Article of the Certificate of Incorporation of the Registrant provides:

          "No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

The Tenth Article of the Certificate of Incorporation of the Registrant provides:

          "The Corporation shall indemnify, in the manner and to the fullest extent permitted by the Delaware General Corporation Law (and in the case of any amendment thereto, to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise including service with respect to an employee benefit plan. The Corporation may, to the fullest extent permitted by the Delaware General Corporation Law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person. To the fullest extent permitted by the Delaware General Corporation Law, the indemnification provided herein may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person seeking indemnification to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by the Delaware General Corporation Law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, the Corporation's Bylaws, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. The Corporation may, but only to the extent that the Board of Directors may (but shall not be obligated to) authorize from time to time, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article Tenth as they apply to the indemnification and advancement of expenses of directors and officers of the Corporation."

Section 145 of the Delaware General Corporation Law empowers the Registrant to indemnify its officers and directors under certain circumstances. The pertinent provisions of that statute read as follows:

          "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (b) A corporation may indemnify any person who was or is a party or is threatened to be a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made
     (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final deposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

          (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employer or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

The Registrant has purchased a directors' and officers' liability insurance contract which provides, within stated limits, reimbursement either to a director or officer whose actions in his capacity result in liability, or to the Registrant, in the event it has indemnified the director or officer.

The Registrant has entered into separate but identical indemnification agreements with each director and executive officer and the Registrant expects to enter into indemnification agreements with persons who become directors or executive officers in the future. The indemnification agreements provide that the Registrant will indemnify the director or officer against any expenses or liabilities in connection with any proceeding in which such Indemnitee may be involved because such indemnitee is or was a director or officer of the Registrant or because of any action such indemnitee took or omitted to take while acting as a officer or director of the Registrant. But such indemnity will only apply if:

          (1) the indemnitee was acting in good faith and in a manner the indemnitee reasonably believed to be in the best interests of the Registrant;

          (2) with respect to any criminal action, the indemnitee must have had no reasonable cause to believe his conduct was unlawful;

          (3) the claim was not made to recover profits made by the indemnitee in violation of Section 16(b) of the Exchange Act;

          (4) the claim was not initiated by the indemnitee;

          (5) the claim was not covered by applicable insurance; or

          (6) the claim was not for an act or omission of a director from which a director may not be relieved of liability under Section 103(b)(7) of the Delaware General Corporation Law.

Each indemnitee has undertaken to repay the Registrant for any costs or expenses the Registrant will pay if it is ultimately determined that the indemnitee is not entitled to indemnification under the indemnification agreements.

ITEM 16.  EXHIBITS.


 1.1  Form of Underwriting Agreement
 4.1  Specimen Certificate for the Common Stock of ePlus inc.(1)
 5.1  Opinion of Alston & Bird LLP(1)
23.1  Consent of Alston & Bird LLP (included in Exhibit 5.1)(1)
23.2  Consent of Deloitte & Touche LLP (1)
23.3  Consent of KPMG LLP (1)
24.1  Power of Attorney relating to subsequent amendments(1)


---------------

(1) Previously filed.


ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act maybe permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

          (1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registration pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Herndon, Virginia on the 23(rd) day of March, 2000.


                                        The Registrant:
                                        ePLUS INC.

                                        By:       /s/ PHILLIP G. NORTON
                                         ---------------------------------------
                                                Phillip G. Norton
                                              Chairman of the Board,
                                                   President, and
                                             Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE AND TITLE                                               DATE
                  -------------------                                               ----

                 /s/ PHILLIP G. NORTON                                         March 23, 2000
--------------------------------------------------------
                   Phillip G. Norton
         Chairman of the Board, President, and
                Chief Executive Officer

                           *                                                   March 23, 2000
--------------------------------------------------------
                  Steven J. Mencarini
   Senior Vice President, Chief Financial Officer and
               Senior Accounting Officer

                           *                                                   March 23, 2000
--------------------------------------------------------
                     Bruce M. Bowen
         Director and Executive Vice-President

                           *                                                   March 23, 2000
--------------------------------------------------------
                   Terrence O'Donnell
                        Director

                           *                                                   March 23, 2000
--------------------------------------------------------
                   Carl J. Rickertsen
                        Director

                           *                                                   March 23, 2000
--------------------------------------------------------
                C. Thomas Faulders, III
                        Director

                           *                                                   March 23, 2000
--------------------------------------------------------
                   Dr. Paul G. Stern
                        Director

               *By: /s/ PHILLIP G. NORTON                                      March 23, 2000
  ---------------------------------------------------
                   Phillip G. Norton
                    Attorney-in-Fact

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                                  DESCRIPTION
-------                                 -----------
  1.1           Form of Underwriting Agreement
  4.1           Specimen Certificate for the Common Stock of ePlus inc. (1)
  5.1           Opinion of Alston & Bird LLP (1)
 23.1           Consent of Alston & Bird LLP (included in Exhibit 5.1) (1)
 23.2           Consent of Deloitte & Touche LLP (1)
 23.3           Consent of KPMG LLP (1)
 24.1           Power of Attorney relating to subsequent amendments (1)


---------------

(1) Previously filed.